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                                                                    EXHIBIT 10.8

                           PURCHASE AND SALE AGREEMENT

This agreement is made between the parties as of the 7th day of June, 2002.

1.   PARTIES

1.1 Pivotal Self-Service Technologies Inc. a Delaware corporation (the "Purchaser").

1.2  Prime Wireless Inc.(the "Corporation");

1.3  1500450 Ontario Limited, an Ontario corporation (the "Vendor").

2.   RECITALS

2.1 This agreement sets out the terms and conditions by which the Purchaser agrees to purchase and the Vendor agrees to sell all of the issued and outstanding shares of the Corporation (the "Shares"), all the intellectual property rights to operate the business of the Corporation, the name "Prime Wireless Inc.", Midland assets (collectively the "Shares and Intellectual Property Rights").

3.   PURCHASE AND SALE OF SHARES AND INTELLECTUAL PROPERTY RIGHTS

3.1 The Purchaser agrees to purchase the Shares and Intellectual Property Rights from the Vendor and to tender in full satisfaction of the purchase price, the following (the "Payment"):

          (d)  $40,000 US in cash or certified cheque

          (e) $120,000 non-interest bearing note payable. Payable $2,000 US per month commencing July 1, 2002 for a period of 5 years, such payments contingent upon revenue and the continued distribution agreement between the Corporation and Vertex Standard.

          (f) Fifty percent (50%) of all net proceeds from the sale of any Midland related asset payable 30 days after receipt of funds.

3.2 The Vendor agrees to sell to the Purchaser the Shares and Intellectual Property Rights and to accept the Payments in full satisfaction of the purchase price.

3.3 Each party agrees to cooperate with the other party to provide access to all information reasonably requested by another party to verify the truthfulness of the representations and warranties contained herein or in any other collateral document.

3.4 The effective date of closing of the purchase and sale contemplated herein shall be June 1, 2002, formal closing shall be June 7, 2002. Upon the closing, the transfer of Shares shall be effective from and after the effective date of closing.

3.5 The obligation of the Vendor to complete this agreement is subject only to the following:

          (1) The representations and warranties of the Purchaser shall be true in all material respects now and on the Closing Date;


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4.   REPRESENTATIONS AND WARRANTIES

4.1 The Vendor and the Corporation represent and warrant as of the date of execution of this agreement, and as of the Closing Date, as follows:

(1) The Corporation is duly incorporated and validly subsisting under the laws of the Province of Ontario.

(2) The Corporation has full, right, power and capacity to enter into this agreement and perform the obligations of the Corporation contained herein.

(3) The execution and delivery of this agreement and the consummation of the transactions contemplated hereby, have been duly authorized, executed, and delivered by proper corporate action of the Vendor and the Corporation.

(4) This agreement is valid and binding as against the Vendor and the Corporation, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application affecting enforcement of creditors rights or by general principles of equity.

(5) The execution, delivery, or performance by the Vendor and the Corporation of this agreement, or compliance with the terms and provisions of this agreement, or the consummation of the transactions contemplated by this agreement will not:

     (a) to the best of the knowledge of the Vendor and the Corporation, without investigation, contravene any applicable law, statute, rule, regulation, order, writ, injunction or decree of any Federal, state, provincial or local government, court or governmental department, commission, board, bureau, agency or instrumentality;

     (b) conflict or be inconsistent with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (either immediately or with notice or the passage of time or both) under any indenture, mortgage, deed of trust, credit agreement or instrument or any other material agreement or instrument to which any of the Vendor or the Corporation is a party or by which it may be bound or to which any of the foregoing may be subject; or

     (c) violate any provisions of the charter documents or bylaws or other constituting documents of any of the Vendor or the Corporation.

          The Vendor is the legal and beneficial owner of all of the Shares and Intellectual Property Rights free of encumbrances.

1.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


4.2 The Purchaser represents and warrants as of the date of execution of this agreement, and as of the Closing Date, as follows:


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     (1)  The Purchaser is duly incorporated and validly subsisting under the state of Delaware.

     (2) The execution and delivery of this agreement and the consummation of the transactions contemplated hereby, have been duly authorized, executed, and delivered by proper corporate action.

     (3) The Purchaser has full, right, power and capacity to enter into this agreement and perform the obligations of the Purchaser contained herein.

     (4) This agreement is valid and binding as against the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application affecting enforcement of creditors rights or by general principles of equity.

     (5) All consents, approvals, qualifications, orders and authorizations of, or filings with all local, state and federal governmental authorities required on the part of the Purchaser in connection with the Purchaser's valid execution, delivery or performance of this agreement, the offer, sale, issuance or delivery of common shares of the Purchaser, or the performance by the Purchaser of its obligations in respect thereof have been obtained and all required filings have been made or will be made on a timely basis.

5.   GENERAL

5.1 This Agreement is binding on the parties, and together with the documents contemplated herein constitutes the whole and complete statement of agreement between the parties as to the subject matter hereof.

5.2 Each of the parties hereto agrees to do such further acts and execute such further documents as may be necessary or appropriate to give effect to the terms of this Agreement both before and after the closing.

5.3 The parties attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario. The laws of the Province of Ontario shall govern the validity and interpretation of this agreement.

5.4 Each of the parties hereto individually represents and warrants that it has the right, power and capacity to enter into and perform its obligations as set out herein.


     Addresses for service of notice:

     The Corporation address:

     1500450 Ontario Limited
     119 Alexis Boulevard
     North York, ON M3H 2P8

     Pivotal Self-Service Technologies, Inc.
     13980 Jane Street
     King City, ON L7B 1A3


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5.5  This agreement is not assignable by the Vendor or the Purchaser, without the written permission of the other.

5.6 The parties confirm that there have been no brokers or finders in connection with the transactions contemplated herein, and each party agrees to indemnify the other against any brokers' or finders' fees or commissions or other compensation sought by persons purporting to have acted as agent or finder for such party in connection with the transactions contemplated herein.

5.7 Each party is responsible for his or her or its own expenses, including professional fees and disbursements and applicable taxes, in connection with the negotiation, drafting, execution and delivery of this agreement, and the conduct of any due diligence sought to be conducted by such party, except as otherwise expressly provided to the contrary.


                  IN WITNESS WHEREOF THE PARTIES HAVE CAUSED THESE PRESENTS TO BE EXECUTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


1500450 Ontario Limited





Per : _____________________________
Neil Greenberg
Director



Pivotal Self-Service Technologies, Inc.





Per : _____________________________
John G. Simmonds
Chairman



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